EXHIBIT 10.21

Description of Severance Arrangement with William P. Fasig

VeriSign has agreed to the following severance agreement should Mr. Fasig be involuntarily terminated from VeriSign without cause:

For up to 1 month of employment—receive 12 months salary

After 1 month of employment—receive 11 months salary

After 2 months of employment—receive 10 months salary

After 3 months of employment—receive 9 months salary

After 4 months of employment—receive 8 months salary

After 5 months of employment—receive 7 months salary

After 6 months of employment—receive 6 months salary

No severance payment is made in the event Mr. Fasig resigns voluntarily